GIBSON, DUNN & CRUTCHER LLP
Lawyers
A REGISTERED LIMITED LIABILITY PARTNERSHIP
INCLUDING PROFESSIONAL CORPORATIONS

200 Park Avenue, New York, New York 10166-0193
(212) 351-4000
www.gibsondunn.com
November 8, 2006

Direct Dial 212) 351-4000	Client Matter No. 19761-00029
Fax No.
(212) 351-4035
Charter Communications Holdings, LLC
CCH I, LLC
CCH I Capital Corp.
CCH II, LLC
CCH II Capital Corp.
12405 Powerscourt Drive
St. Louis, Missouri 63131

Re:	Charter Communications Holdings, LLC
CCH I, LLC
CCH I Capital Corp.
CCH II, LLC
CCH II Capital Corp.
Registration Statement on Form S-4 (Registration No. 333-138319)
Ladies and Gentlemen:
As counsel for Charter Communications Holdings, LLC, a Delaware limited liability company (the "Guarantor”), CCH I, LLC, a Delaware limited liability company (“CCH I”), CCH I Capital Corp., a Delaware corporation (“CCH I Capital” and together with CCH I, the “CCH I Issuers”), CCH II, LLC (“CCH II”) and CCH II Capital Corp. (“CCH II Capital” and together with CCH II, the “CCH II Issuers”) we have examined the Registration Statement on Form S-4 (Registration No. 333-138319) (the “Registration Statement”), originally filed on October 31, 2006, as amended, with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering of the following securities:
•	$462,006,000 principal amount of 11.00% Senior Secured Notes due 2015 issued by the CCH I Issuers (the “CCH I Notes”) and guaranteed by the Guarantor (the “CCH I Guarantee”); and

Charter Communications Holdings, LLC
CCH I Holdings, LLC
CCH I, LLC
CCH I Holdings Capital Corp.
CCH I Capital Corp.
November 8, 2006

•	$250,000,000 in principal amount of 10.25% Senior Notes due 2013 issued by the CCH II Issuers (the “CCH II Notes”) and guaranteed by the Guarantor (the “CCH II Guarantee”).
     The CCH I Notes will be issued pursuant to a supplemental indenture (as supplemented, the “CCH I Indenture”) dated as of September 28, 2005 among the CCH I Issuers, the Guarantor and the Bank of New York Trust Company, NA, as trustee (the “Trustee”). The CCH II Notes will be issued pursuant to an indenture (as supplemented, the “CCH II Indenture”) dated as of September 14, 2006 among the CCH II Issuers, the Guarantor and the Trustee. The CCH I Notes, the CCH II Notes, the CCH I Indenture, the CCH I Guarantee, the CCH II Indenture, and the CCH II Guarantee are referred to herein as the “Note Documents.” The CCH I Notes, the CCH II Notes, the CCH I Guarantee and the CCH II Guarantee are being issued in exchange for certain outstanding notes and guarantees of the CCH I Issuers, CCH II Issuers and the Guarantor, respectively (the “Outstanding Notes” and “Outstanding Guarantees”, respectively), all as described in the Registration Statement.
     We have examined the originals, or copies certified or otherwise identified to our satisfaction, of the Note Documents and such records of the CCH I Issuers, the CCH II Issuers and the Guarantor and certificates of officers of the CCH I Issuers, the CCH II Issuers and the Guarantor and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.
     Based upon the foregoing examination and in reliance thereon, and subject to the assumptions, qualifications and limitations stated therein, we are of the opinion that:
     1. The CCH I Notes and CCH II Notes, when executed and authenticated in accordance with the provisions of the CCH I Indenture or CCH II Indenture, as applicable, and offered in exchange for the respective Outstanding Notes, as described in the Registration Statement, will be legal, valid and binding obligations of the CCH I Issuers and the CCH II Issuers, respectively, enforceable against them in accordance with their respective terms;
     2. When the (i) CCH I Notes, with the CCH I Guarantee executed and endorsed thereon, and (ii) the CCH II Notes, with the CCH II Guarantee executed and endorsed thereon, have been duly executed and authenticated in accordance with the

Charter Communications Holdings, LLC
CCH I Holdings, LLC
CCH I, LLC
CCH I Holdings Capital Corp.
CCH I Capital Corp.
November 8, 2006

provisions of the CCH I Indenture or CCH II Indenture, as applicable, and offered in exchange for the respective Outstanding Guarantees, as described in the Registration Statement, the CCH I Guarantee and CCH II Guarantee will be the legal, valid and binding obligations of the Guarantor, enforceable against it in accordance with their terms.
     The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions:
     A. The Commission will have declared the Registration Statement to be effective under the Securities Act, and such effectiveness under the Securities Act will not have been terminated or rescinded.
     B. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York, the United States of America and the Delaware General Corporation Law and the Delaware Limited Liability Company Act. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law and the Delaware Limited Liability Company Act as currently in effect and have made such inquiries as we consider necessary to render the opinions set forth above. This opinion is limited to the effect of the current state of the laws of the State of New York, the United States of America and, to the limited extent set forth above, the Delaware General Corporation Law and the Delaware Limited Liability Company Act and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.
     C. Our opinions set forth herein are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors’ rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, regardless of whether a matter is considered in a proceeding in equity or at law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies.
     D. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights or (ii) provisions relating to

Charter Communications Holdings, LLC
CCH I Holdings, LLC
CCH I, LLC
CCH I Holdings Capital Corp.
CCH I Capital Corp.
November 8, 2006

indemnification or contribution, to the extent such provisions may be contrary to public policy or federal or state securities laws.
     We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.
Very truly yours,
GIBSON, DUNN & CRUTCHER LLP